EXECUTION

AMENDED AND RESTATED EXHIBIT A

THIS AMENDED AND RESTATED EXHIBIT A, effective as of November 1, 2022, is Exhibit A to that certain Administration and Accounting Services Agreement dated as of January 19, 2021, by and between Amundi Asset Management US, Inc., a Delaware corporation (the “Investment Adviser”), solely for those provisions of the Agreement referenced in Section 20(c), each investment company referenced on Exhibit A hereto (each a “Fund”, collectively the “Funds”) on behalf of itself or its respective portfolios as listed on Exhibit A hereto (each, a “Series”), and The Bank of New York Mellon.

List of Funds/Series

Pioneer Asset Allocation Trust:
Pioneer Solutions - Balanced Fund
Pioneer Bond Fund
Pioneer Core Trust I:
Pioneer High Income Municipal Portfolio
Pioneer Diversified High Income Fund, Inc. (formerly Pioneer Diversified High Income Trust)
Pioneer Equity Income Fund
Pioneer Floating Rate Fund, Inc. (formerly Pioneer Floating Rate Trust)
Pioneer Fund
Pioneer High Income Fund, Inc. (formerly Pioneer High Income Trust)
Pioneer High Yield Fund
Pioneer ILS Interval Fund
Pioneer ILS Bridge Fund
Pioneer Mid Cap Value Fund
Pioneer Money Market Trust:
Pioneer U.S. Government Money Market Fund
Pioneer Municipal High Income Fund, Inc. (formerly Pioneer Municipal High Income Trust)
Pioneer Municipal High Income Advantage Fund, Inc. (formerly Pioneer Municipal High Income Advantage Trust)
Pioneer Municipal High Income Opportunities Fund, Inc.
Pioneer Real Estate Shares
Pioneer Series Trust II:
Pioneer AMT-Free Municipal Fund
Pioneer Select Mid Cap Growth Fund
Pioneer Series Trust III:
Pioneer Disciplined Value Fund
Pioneer Series Trust IV:
Amundi Climate Transition Core Bond Fund
Pioneer Balanced ESG Fund
Pioneer Multi-Asset Income Fund
Pioneer Securitized Income Fund
Pioneer Series Trust V:
Pioneer Global Sustainable Equity Fund (formerly Pioneer Global Equity Fund) Eff. Date 2/15/22
Pioneer High Income Municipal Fund
Pioneer Series Trust VI:
Pioneer Floating Rate Fund
Pioneer Flexible Opportunities Fund
Flexible Opportunities Commodity Fund Ltd.
Pioneer Series Trust VII:
Pioneer CAT Bond Fund

EXECUTION

Pioneer Global High Yield Fund
Pioneer Series Trust VIII:
Pioneer International Equity Fund
Pioneer Series Trust X:
Pioneer Corporate High Yield Fund
Pioneer Fundamental Growth Fund
Pioneer Multi-Asset Ultrashort Income Fund
Pioneer Series Trust XI:
Pioneer Core Equity Fund
Pioneer Series Trust XII:
Pioneer Disciplined Growth Fund
Pioneer MAP - High Income Municipal Fund
Pioneer Short Term Income Fund
Pioneer Series Trust XIV:
Pioneer Emerging Markets Equity Fund
Pioneer Global Sustainable Growth Fund
Pioneer Global Sustainable Value Fund
Pioneer Intrinsic Value Fund
Pioneer Strategic Income Fund
Pioneer Variable Contracts Trust:
Pioneer Bond VCT Portfolio
Pioneer Equity Income VCT Portfolio
Pioneer Fund VCT Portfolio
Pioneer High Yield VCT Portfolio
Pioneer Mid Cap Value VCT Portfolio
Pioneer Real Estate Shares VCT Portfolio
Pioneer Select Mid Cap Growth VCT Portfolio
Pioneer Strategic Income VCT Portfolio

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EXECUTION

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Exhibit A to be executed by their officers designated below effective as of the date and year first above written.

AMUNDI ASSET MANAGEMENT US, INC.

By:	/s/ Lisa M. Jones
Name: Lisa M. Jones
Title: President and Chief Executive Officer

THE BANK OF NEW YORK MELLON

By:	/s/ Gerard Connors
Name: Gerard Connors
Title: Vice President

Solely for purposes of Sections 3(a), 5, 6, 9(c), 10, 11, 12, 13, 15, 16, 20 and 21 of the Agreement:

Each Fund listed on Exhibit A hereto, on behalf of the Series named therein

By:	/s/ Lisa M. Jones
Name: Lisa M. Jones
Title: President and Chief Executive Officer